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As filed with the Securities and Exchange Commission on August 19, 2005

Registration No. 333-124508

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 2
TO
FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Worldspan, L.P.
WS Financing Corp.
(Exact name of Registrant as specified in its charter)

Delaware Delaware (State or Other Jurisdiction of Incorporation or Organization)	7374 7374 (Primary Standard Industrial Classification Code Number)	43-1537250 75-3125720 (I.R.S. Employer Identification No.)

300 Galleria Parkway, N.W.
Atlanta, Georgia 30339
(770) 563-7400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

See Table of Additional Registrants Below

Jeffrey C. Smith, Esq.
General Counsel
Worldspan, L.P.
300 Galleria Parkway, N.W.
Atlanta, Georgia 30339
(770) 563-7400
(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

G. Daniel O'Donnell, Esq.
R. Craig Smith, Esq.
Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, Pennsylvania 19103
(215) 994-4000

        Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Name	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification No.
Worldspan iJet Holdings, LLC	Delaware	7374	58-2645324
Worldspan XOL LLC	Georgia	7374	58-2530483
Worldspan BBN Holdings, LLC	California	7374	58-2607622
Worldspan Digital Holdings, LLC	Delaware	7374	58-2611355
Worldspan StoreMaker Holdings, LLC	Delaware	7374	58-2611361
Worldspan Viator Holdings, LLC	Delaware	7374	58-2611356
Worldspan OpenTable Holdings, LLC	Georgia	7374	58-2611353
Worldspan South American Holdings LLC	Georgia	7374	58-2529667
Worldspan S.A. Holdings II, LLC	Georgia	7374	58-2607619

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Worldspan, L.P.

        Indemnification:    Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") provides that a limited partnership may indemnify and hold harmless any partners or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement. Accordingly, Article 10.2 of the Seventh Amended and Restated Agreement of Limited Partnership of Worldspan, L.P., dated as of June 30, 2003, as amended (the "Partnership Agreement"), provides that each present and former partner, director and officer of the Partnership and any person serving at the request of any of the foregoing as an employee, agent or other representative of the Partnership, or any other person in which the Partnership has an interest (collectively, the "Indemnified Persons") will be indemnified, defended and held harmless by the Partnership from any liability, loss or damage incurred by the Indemnified Person by reason of (i) any act performed the Indemnified Person within the scope of the authority conferred upon it pursuant to the terms of the Partnership Agreement, (ii) any omission by the Indemnified Person in reliance upon the terms of the Partnership Agreement, or (iii) any acts or omissions performed in reasonable reliance on the written advice of accountants for or legal counsel to the Partnership. Indemnification shall not be available if the act or omission constituted willful misconduct or gross negligence and, in the case of an officer, if such officer did not act in good faith and in a manner such officer reasonably believed to be in or not opposed to the best interests of the Partnership. To the fullest extent permitted by law, expenses incurred by an Indemnified Person in responding to or defending any claim, demand, action, suit, investigation or proceeding shall be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit, investigation or proceeding upon receipt by the partnership of an undertaking by the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified. The Partnership may purchase insurance covering the potential liabilities of the Indemnified Persons.

        Limitation of Liability:    Except as otherwise provided in the Partnership Act, in the Partnership Agreement or any other contract of the Partnership, the general partner, and the general partner's directors and officers, will not be liable to the Partnership or any other partner for any loss, liability, damage or other expense arising from any act, omission or failure to act that was within the authority conferred by the Partnership Agreement or was based upon reasonable reliance on the advice of the accountants or legal counsel to the Partnership, except to the extent that such act, omission or failure to act arose because of its willful misconduct or gross negligence in connection with its performance of certain duties delegated under the Partnership Agreement. Except as otherwise provided in the Partnership Act, in the Partnership Agreement or any other contract of the Partnership, the directors and officers of the Partnership shall not be liable to the Partnership or any partner for any act or omission that was within the authority conferred by the Partnership Agreement except to the extent such act or omission constituted willful misconduct or gross negligence or such director or officer did not act in good faith and in a manner which that director or officer reasonably believed to be in the best interests of the Partnership.

WS Financing Corp.

        Indemnification:    Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrants. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. WS Financing's bylaws provide for indemnification by WS Financing of any director or officer (as such term is defined in the bylaws) of WS Financing or a constituent corporation absorbed in a consolidation or merger, or any person who, at the request of WS Financing or a constituent corporation, is or was serving as a director or officer of, or in any other capacity for, any other enterprise, except to the extent that such indemnification is prohibited by law. The bylaws also provide that WS Financing shall advance expenses incurred by a director or officer in defending a proceeding prior to the final disposition of such proceeding. The board of directors, by majority vote of a quorum consisting of directors not parties to the proceeding, must determine whether the applicable standards of any applicable statute have been met. The bylaws do not limit WS Financing's ability to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the bylaws. WS Financing may purchase insurance covering the potential liabilities of the directors and officers of WS Financing or any constituent corporations or any person who, at the request of WS Financing or a constituent corporation, is or was serving as a director or officer of, or in any other capacity for, any other enterprise.

        Limitation of Liability:    Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. WS Financing's certificate of incorporation provides for such limitation of liability.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a)
  Exhibits

        The following exhibits are filed herewith unless otherwise indicated:

2.1	Partnership Interest Purchase Agreement, dated as of March 3, 2003, among Delta Air Lines, Inc., NWA Inc., American Airlines, Inc., NewCRS Limited, Inc., Worldspan, L.P. and Worldspan Technologies Inc., as amended(1)
3.1	Ninth Amended and Restated Certificate of Limited Partnership of Worldspan, L.P.(1)
3.2	Seventh Amended and Restated Agreement of Limited Partnership of Worldspan, L.P., dated as of June 30, 2003 by and between Worldspan Technologies Inc. and WS Holdings LLC.(1)
3.3	Amendment No. 1 to the Seventh Amended and Restated Agreement of Limited Partnership of Worldspan, L.P., dated as of March 1, 2005 by and between Worldspan Technologies Inc. and WS Holdings LLC.(7)
4.1	Indenture, dated as of June 30, 2003, among WS Merger LLC, WS Financing Corp., the guarantors as named therein and The Bank of New York, as trustee.(1)
4.2	Form of 9 5/8% Senior Note Due 2011 (included in Exhibit 4.1).(1)
4.3	Registration Rights Agreement, dated as of June 30, 2003, by and among WS Merger LLC, WS Financing Corp., the guarantors named therein, Lehman Brothers Inc., Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.(1)

4.4	First Supplemental Indenture, dated as of February 7, 2005, among Worldspan, L.P., as successor in interest to WS Merger LLC, WS Financing Corp., the guarantors named therein and The Bank of New York, as trustee.(7)
4.5	Indenture, dated as of February 11, 2005, among Worldspan, L.P., WS Financing Corp., the guarantors parties thereto and The Bank of New York Trust Company, N.A., as trustee.(7)
4.6	Form of Senior Second Lien Secured Floating Rate Note due 2011 (included in Exhibit 4.5).(7)
4.7	Registration Rights Agreement, dated as of February 11, 2005, by and among Worldspan, L.P., WS Financing Corp., the guarantors listed therein, and J.P. Morgan Securities Inc., UBS Securities LLC, Lehman Brothers Inc., Deutsche Bank Securities Inc., and Goldman, Sachs & Co., as representatives of the several initial purchasers.(7)
5.1	Form of Opinion of Dechert LLP.
5.2	Form of Opinion of Jeffrey C. Smith, Esq.
5.3	Form of Opinion of Nicholas A. Formisano, Esq.
10.1	Credit Agreement, dated as of June 30, 2003, among Worldspan Technologies Inc., WS Holdings LLC, Worldspan, L.P., the Several banks and other financial institutions or entities from time to time parties thereto, Lehman Brothers Inc., as sole and exclusive advisor, Lehman Brothers Inc. and Deutsche Bank Securities Inc., as joint lead arrangers and joint book runners, Deutsche Bank Securities Inc., as syndication agent, JPMorgan Chase Bank, Citicorp North America, Inc. and Dymas Funding Company, LLC, as documentation agents, and Lehman Commercial Paper Inc., as administrative agent.(1)
10.2	Stockholders Agreement, dated as of June 30, 2003, among Worldspan Technologies Inc., Citigroup Venture Capital Equity Partners, L.P., CVC Executive Fund LLC, CVC/SSB Employee Fund, L.P., Court Square Capital Limited, Ontario Teachers' Pension Plan Board and the other stockholders as named therein.(1)
10.3	Registration Rights Agreement, dated as of June 30, 2003, among Worldspan Technologies Inc., Citigroup Venture Capital Equity Partners, L.P., CVC Executive Fund LLC, CVC/SSB Employee Fund, L.P., Court Square Capital Limited, Ontario Teachers' Pension Plan Board and the other stockholders as named therein.(1)
10.4	Delta Founder Airline Services Agreement, dated as of June 30, 2003, by and between Delta Air Lines, Inc. and Worldspan, L.P.(1)***
10.5	Northwest Founder Airline Services Agreement, dated as of June 30, 2003, by and between Northwest Airlines, Inc. and Worldspan, L.P.(1)***
10.6	American Airlines Collateral Services Agreement, dated as of June 30, 2003, by and between American Airlines, Inc. and Worldspan, L.P.(1)***
10.7	Delta Marketing Support Agreement, dated as of June 30, 2003, by and between Delta Air Lines, Inc. and Worldspan, L.P.(1)***
10.8	Northwest Marketing Support Agreement, dated as of June 30, 2003, by and between Northwest Airlines, Inc. and Worldspan, L.P.(1)***
10.9	Non-Competition Agreement, dated as of June 30, 2003, by and among American Airlines, Inc., Worldspan, L.P. and Worldspan Technologies Inc.(1)
10.10	Non-Competition Agreement, dated as of June 30, 2003, by and among Delta Air Lines, Inc., Worldspan, L.P. and Worldspan Technologies Inc.(1)
10.11	Non-Competition Agreement, dated as of June 30, 2003, by and among Northwest Airlines, Inc., Worldspan, L.P. and Worldspan Technologies Inc.(1)

10.12	Consulting Agreement, dated as of June 30, 2003, by and between Worldspan, L.P. and Paul J. Blackney.(1)
10.13	Employment Agreement, dated as of June 30, 2003, among Worldspan Technologies Inc., Rakesh Gangwal and Worldspan, L.P., as amended.(1)
10.14	Employment Agreement, dated as of June 30, 2003, among Worldspan Technologies Inc., M. Gregory O'Hara and Worldspan, L.P., as amended.(1)
10.15	Employment Agreement, dated as of August 29, 2003, by and among Worldspan, L.P., Worldspan Technologies Inc. and Dale Messick.(1)
10.16	Employment Agreement, dated as of February 20, 2001, by and between Worldspan, L.P. and Dale Messick.(1)
10.17	Employment Agreement, dated as of August 29, 2003, by and among Worldspan, L.P., Worldspan Technologies Inc. and Michael B. Parks.(1)
10.18	Employment Agreement, dated as of February 20, 2001, by and between Worldspan, L.P. and Michael B. Parks.(1)
10.19	Employment Agreement, dated as of February 20, 2001, by and between Worldspan, L.P. and Susan J. Powers.(1)
10.20	Advisory Agreement, dated as of June 30, 2003, by and between Worldspan, L.P. and Worldspan Technologies Inc.(1)
10.21	Advisory Agreement, dated as of June 30, 2003, by and between Worldspan Technologies Inc. and CVC Management LLC.(1)
10.22	Stock Subscription Agreement, dated as of June 30, 2003, between Worldspan Technologies Inc., Citigroup Venture Capital Equity Partners, L.P., CVC/SSB Employee Fund, L.P., CVC Executive Fund LLC, Court Square Capital Limited and the other investors named therein.(1)
10.23	Stock Subscription Agreement, dated as of June 30, 2003, between Worldspan Technologies Inc. and Ontario Teachers' Pension Plan Board.(1)
10.24	Management Stock Subscription Agreement, dated as of June 30, 2003, between Worldspan Technologies Inc. and Paul J. Blackney.(1)
10.25	Management Stock Subscription Agreement, dated as of June 30, 2003, between Worldspan Technologies Inc. and Rakesh Gangwal.(1)
10.26	Restricted Stock Subscription Agreement, dated as of June 30, 2003, between Worldspan Technologies Inc. and Rakesh Gangwal.(1)
10.27	Management Stock Subscription Agreement, dated as of June 30, 2003, between Worldspan Technologies Inc. and Dale Messick.(1)
10.28	Restricted Stock Subscription Agreement, dated as of June 30, 2003, between Worldspan Technologies Inc. and Dale Messick.(1)
10.29	Management Stock Subscription Agreement, dated as of June 30, 2003, between Worldspan Technologies Inc. and M. Gregory O'Hara.(1)
10.30	Restricted Stock Subscription Agreement, dated as of June 30, 2003, between Worldspan Technologies Inc. and M. Gregory O'Hara.(1)
10.31	Stock Option Agreement, dated as of June 30, 2003, between Worldspan Technologies Inc. and Rakesh Gangwal.(1)
10.32	Stock Option Agreement, dated as of June 30, 2003, between Worldspan Technologies Inc. and M. Gregory O'Hara.(1)

10.33	Stock Option Agreement (one-year agreement) dated as of June 30, 2003, between Worldspan Technologies Inc. and M. Gregory O'Hara.(1)
10.34	Stock Option Agreement, dated as of September 22, 2003, between Worldspan Technologies Inc. and Dale Messick.(1)
10.35	Restricted Stock Subscription Agreement, dated as of September 22, 2003, by and between Worldspan Technologies Inc. and Michael B. Parks.(1)
10.36	Stock Option Agreement, dated as of September 22, 2003, between Worldspan Technologies Inc. and Michael B. Parks.(1)
10.37	International Business Machines Corporation Worldspan Asset Management Offering Agreement, effective July 1, 2002, among Worldspan, L.P., International Business Machines Corporation and IBM Credit Corporation, as amended by Amendment No. 1.(1)***
10.38	Global Telecommunications Services Agreement, dated May 8, 2000, between Worldspan Services Limited and Societe Internationale de Telecommunications Aeronautiques.(1)
10.39	AT&T InterSpan Data Communications Services Agreement, dated February 1, 1996, between AT&T Corp. and Worldspan L.P., as amended.(1)
10.40	Worldspan Participating Carrier Agreement, dated February 1, 1991, between Worldspan, L.P. and American Airlines, Inc., as amended.(1)
10.41	Worldspan Participating Carrier Agreement, dated February 1, 1991, between Worldspan, L.P. and Delta Air Lines Inc., as amended.(1)
10.42	Worldspan Participating Carrier Agreement, dated February 1, 1991, between Worldspan, L.P. and Northwest Airlines, Inc., as amended.(1)
10.43	Worldspan Participating Carrier Agreement, dated February 1, 1991, between Worldspan, L.P. and United Air Lines, as amended.(1)
10.44	Worldspan Participating Carrier Agreement, dated February 1, 1991, between Worldspan, L.P. and USAir, Inc., as amended.(1)
10.45	Worldspan Participating Carrier Agreement, dated February 1, 1991, between Worldspan, L.P. and Continental Airlines, Inc., as amended.(1)
10.46	CRS Marketing, Services and Development Agreement, dated December 15, 1995, between Microsoft Corporation and Worldspan, L.P., as amended.(1)***
10.47	Amended and Restated Agreement for CRS Access and Related Services dated November 1, 2001 between Orbitz, LLC and Worldspan, L.P., as amended.(1)***
10.48	Worldspan Subscriber Entity Agreement dated October 1, 2001 between Worldspan, L.P. and priceline.com Incorporated, as amended.(1)***
10.49	Office Lease Agreement, dated January 16, 2004, between 300 Galleria Parkway Associates and Worldspan, L.P.(2)
10.50	Lease Agreement, dated February 7, 1990, between Worldspan, L.P. and Delta Air Lines, Inc., as amended by Data Center Lease Amendment, dated March 3, 2003, between Worldspan, L.P. and Delta Air Lines, Inc.(1)
10.51	Worldspan Executive Group Life Insurance Program.(1)
10.52	Worldspan Retirement Benefit Restoration Plan.(1)
10.53	Worldspan Executive Deferred Compensation Plan.(1)
10.54	2003 Executive Incentive Compensation Program (short-term and long-term plans).(1)
10.55	2002 Executive Incentive Compensation Program (long-term plan).(1)

10.56	2001 Executive Incentive Compensation Program (long-term plan).(1)
10.57	2000 Executive Incentive Compensation Program (long-term plan).(1)
10.58	Worldspan Technologies Inc. Stock Incentive Plan.(1)
10.59	Employment Agreement, dated as of October 20, 2003, by and among Worldspan, L.P., Worldspan Technologies Inc. and Ninan Chacko.(1)
10.60	Restricted Stock Subscription Agreement, dated as of October 20, 2003, between Worldspan Technologies Inc. and Ninan Chacko.(1)
10.61	Stock Option Agreement, dated as of October 20, 2003, between Worldspan Technologies Inc. and Ninan Chacko.(1)
10.62	Amendment No. 2 to the International Business Machines Corporation Worldspan Asset Management Offering Agreement, dated December 24, 2003.(3)
10.63	Second Amendment to the Amended and Restated Agreement for CRS Access and Related Services, dated January 28, 2004, between Orbitz, LLC and Worldspan, L.P.(4)
10.64	Employment Agreement, dated as of December 31, 2003, by and among Worldspan, L.P., Worldspan Technologies Inc. and Susan J. Powers.(4)
10.65	Side Letter Agreement regarding pension benefits, dated March 12, 2004, among Rakesh Gangwal, Worldspan, L.P. and Worldspan Technologies Inc.(4)
10.66	Consulting Agreement, dated December 3, 2003, between Douglas L. Abramson and Worldspan, L.P.(4)
10.67	Consulting Agreement, dated February 16, 2004, between Dale Messick and Worldspan, L.P.(4)
10.68	Letter agreement, dated March 5, 2004 among Worldspan Technologies Inc., Dale Messick, Citigroup Venture Capital Equity Partners, L.P. and Ontario Teachers' Pension Plan Board.(4)
10.69	Employment Agreement, dated as of March 8, 2004, by and among Worldspan, L.P., Worldspan Technologies Inc. and Jeffrey C. Smith.(4)
10.70	Employment Agreement, dated as of February 16, 2004, by and among Worldspan, L.P., Worldspan Technologies Inc. and Michael S. Wood.(4)
10.71	Worldspan Supplemental Savings Program.(4)
10.72	Global Telecommunications Services Agreement, dated February 1, 2004, by and between Worldspan, L.P. and Societe Internationale de Telecommunications Aeronautiques.(4)***
10.73	Global Telecommunications Services Agreement, dated February 1, 2004, by and between Worldspan Services Limited and Societe Internationale de Telecommunications Aeronautiques.(4)***
10.74	AT&T Interspan Data Communication Services Agreement, dated March 29, 2004, between AT&T Corp. and Worldspan, L.P.(4)***
10.75	First Amendment to Delta Founder Airline Services Agreement, dated as of March 26, 2004, by and between Delta Air Lines, Inc. and Worldspan, L.P.(5)
10.76	First Amendment to Northwest Founder Airline Services Agreement, dated as of May 10, 2004, by and between Northwest Airlines, Inc. and Worldspan, L.P.(5)
10.77	Amendment No. 9 to the CRS Marketing, Services and Development Agreement, dated as of March 11, 2004, among Worldspan, L.P. and Expedia Inc.(6)***
10.78	Amendment, dated as of May 12, 2004, to Employment Agreement among Worldspan Technologies Inc., Rakesh Gangwal and Worldspan, L.P.(7)

10.79	Amendment, dated as of May 12, 2004, to Employment Agreement among Worldspan Technologies Inc., M. Gregory O'Hara and Worldspan, L.P.(7)
10.80	Amendment No. 1 to Restricted Stock Subscription Agreement, dated as of June 21, 2004, by and between Worldspan Technologies Inc. and Rakesh Gangwal.(7)
10.81	Amendment No. 1 to Restricted Stock Subscription Agreement, dated as of June 21, 2004, by and between Worldspan Technologies Inc. and M. Gregory O'Hara.(7)
10.82	Letter agreement amending Amended and Restated Agreement for CRS Access and Related Services, dated as of June 24, 2003, between Orbitz, LLC and Worldspan, L.P., as amended.(7)
10.83	Amendment No. 10 to CRS Marketing, Services and Development Agreement, dated as of December 22, 2004, by and between IAC Global, LLC (as successor in interest to Expedia, Inc.) and Worldspan, L.P.***
10.84	First Amendment, Waiver and Consent to Credit Agreement, dated as of December 23, 2004, by and among Worldspan Technologies Inc., WS Holdings LLC, Worldspan, L.P. and Lehman Commercial Paper Inc., as administrative agent.(7)***
10.85	Note Redemption Agreement, dated as of January 10, 2005, by and between Worldspan Technologies Inc. and Delta Air Lines, Inc.(7)***
10.86	Second Amendment to Delta Founder Airline Services Agreement, dated as of January 10, 2005, by and between Worldspan Technologies Inc. and Delta Air Lines, Inc.***
10.87	Employment Agreement, dated as of January 25, 2005, by and between Worldspan, L.P., Worldspan Technolgies Inc. and Dale Messick.(7)
10.88	Waiver and Consent to Credit Agreement, dated as of February 4, 2005, among Worldspan Technologies Inc., WS Holdings LLC, Worldspan, L.P. and Lehman Commercial Paper Inc., as administrative agent.(7)
10.89	Credit Agreement, dated as of February 11, 2005, among Worldspan Technologies Inc., WS Holdings LLC, Worldspan, L.P., J.P. Morgan Securities Inc. and UBS Securities LLC, as joint advisors, J.P. Morgan Securities Inc., UBS Securities LLC and Lehman Brothers Inc., as joint book-runners, J.P. Morgan Securities Inc., UBS Securities LLC, Lehman Brothers Inc., Deutsche Bank Securities Inc. and Goldman Sachs Credit Partners L.P., as joint lead arrangers, UBS Securities LLC, as syndication agent, Lehman Commercial Paper Inc., Deutsche Bank Securities Inc. and Goldman Sachs Credit Partners L.P., as documentation agents, JPMorgan Chase Bank, N.A., as administrative agent, and the several banks and other financial institutions or entities from time to time party thereto.(7)
10.90	Intercreditor Agreement, dated as of February 11, 2005, among JPMorgan Chase Bank, N.A., as administrative agent, The Bank of New York Trust Company, N.A., as trustee and collateral agent, Worldspan Technologies, Inc., WS Holdings LLC, Worldspan, L.P. and each other obligor party thereto.(8)
10.91	Amendment to the Advisory Agreement, dated as of February 16, 2005, by and between Worldspan, L.P. and Worldspan Technologies Inc.(7)
10.92	Amendment to the Advisory Agreement, dated as of February 16, 2005, by and between Worldspan Technologies Inc and CVC Management LLC.(7)
10.93	Exchange Agreement, dated as of February 16, 2005, by and among Worldspan Technologies, Inc., Citicorp Mezzanine III, L.P. and CVC Capital Funding, LLC.(7)
10.94	First Amendment to the Worldspan Technologies Inc. Stock Incentive Plan, dated March 17, 2005.(7)

10.95	Employment Agreement, dated as of March 21, 2005, by and between Worldspan, L.P., Worldspan Technologies Inc. and Kevin W. Mooney.(7)
12.1	Computation of Ratio of Earnings to Fixed Charges.(8)
21.1	Subsidiaries of Worldspan, L.P.(8)
23.1	Consent of PricewaterhouseCoopers LLP.(8)
23.2	Consent of Dechert LLP. (included in Exhibit 5.1)
23.3	Consent of Jeffrey C. Smith, Esq. (included in Exhibit 5.2)
23.4	Consent of Nicholas A. Formisano, Esq. (included in Exhibit 5.3)
24.1	Powers of Attorney. (included on signature pages)
25.1	Statement of Eligibility of The Bank of New York Trust Company, N.A. as trustee, on Form T-1.(8)
99.1	Form of Letter of Transmittal.(8)
99.2	Form of Notice of Guaranteed Delivery.(8)
99.3	Form of Letter to Holders.(8)
99.4	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.(8)
99.5	Form of Letter to Clients.(8)
99.6	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.(8)

(1)
Filed as an exhibit to the Company's Registration Statement on Form S-4 (No. 333-109064) and incorporated herein by reference.

(2)
Filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed January 21, 2004 and incorporated herein by reference.

(3)
Filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed January 6, 2004 and incorporated herein by reference.

(4)
Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference.

(5)
Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed May 13, 2004.

(6)
Filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed April 6, 2004 and incorporated herein by reference.

(7)
Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference.

(8)
Previously filed.

*** Certain portions of this document have been omitted pursuant to a confidential treatment request.

  (b)
  Financial Statement Schedules:

        Schedules not listed below are omitted because of the absence of the conditions under which they are required or because of the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

Schedule II—Valuation and Qualifying Accounts
For the Years Ended December 31, 2002, 2003, and 2004

		Additions
Description	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts		Deductions	Balance at End of Period
	(In Thousands)
Predecessor Basis:
Year ended December 31, 2002
Allowance for doubtful accounts	$12,858	$5,589	$—		$—	$18,447
Cancellation Reserve	14,431	3,250	—		(3,807)	13,874
Deferred tax asset valuation allowance	4,778	1,034	—		—	5,812
Six months ended June 30, 2003
Allowance for doubtful accounts	$18,447	$1,575	$—		$(4,377)	$15,645
Cancellation Reserve	13,874	1,563	—		(1,191)	14,246
Deferred tax asset valuation allowance	5,812	9	—		(542)	5,279
Successor Basis:
Six months ended December 31, 2003
Allowance for doubtful accounts	$15,645	$1,284	$—		$(1,399)	$15,530
Cancellation Reserve	14,246	1,631	—		(6,216)	9,661
Deferred tax asset valuation allowance	5,279	—	—		(355)	4,924
Year ended December 31, 2004
Allowance for doubtful accounts	$15,530	$6,604	$—		$(5,023)	$17,111
Cancellation Reserve	9,661	6,109	—		(7,678)	8,092
Deferred tax asset valuation allowance	4,924	230	(4,013)	(1)	—	1,141

(1)
The reduction of the valuation allowance on pre-acquisition foreign deferred tax assets resulted in a decrease to goodwill.

ITEM 22. UNDERTAKINGS.

  (a)
  The undersigned registrants hereby undertake:

  (1)
  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)
      to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2)
    that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3)
    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c)   The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (d)   The undersigned registrants hereby undertake to supply by means of a post effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 19, 2005.

WORLDSPAN, L.P.
By:	/s/ RAKESH GANGWAL
	Name: Title:	Rakesh Gangwal Chairman, President & Chief Executive Officer and Director

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey C. Smith as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign and file Registration Statement(s) and any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RAKESH GANGWAL Rakesh Gangwal	Chairman, President & Chief Executive Officer (Principal Executive Officer) of Worldspan, L.P. and Director of each of Worldspan, L.P. and its general partner, Worldspan Technologies Inc.	August 19, 2005
/s/ KEVIN W. MOONEY Kevin W. Mooney	Chief Financial Officer (Principal Financial and Accounting Officer)	August 19, 2005
/s/ M. GREGORY O'HARA M. Gregory O'Hara	Executive Vice President—Corporate Planning and Development of Worldspan, L.P. and Director of each of Worldspan, L.P. and its general partner, Worldspan Technologies Inc.	August 19, 2005

/s/ SHAEL J. DOLMAN Shael J. Dolman	Director of each of Worldspan, L.P. and its general partner, Worldspan Technologies Inc.	August 19, 2005
/s/ IAN D. HIGHET Ian D. Highet	Director of each of Worldspan, L.P. and its general partner, Worldspan Technologies Inc.	August 19, 2005
/s/ JAMES W. LEECH James W. Leech	Director of each of Worldspan, L.P. and its general partner, Worldspan Technologies Inc.	August 19, 2005
/s/ DEAN G. METCALF Dean G. Metcalf	Director of each of Worldspan, L.P. and its general partner, Worldspan Technologies Inc.	August 19, 2005
/s/ PAUL C. SCHORR, IV Paul C. Schorr, IV	Director of each of Worldspan, L.P. and its general partner, Worldspan Technologies Inc.	August 19, 2005
/s/ JOSEPH M. SILVESTRI Joseph M. Silvestri	Director of each of Worldspan, L.P. and its general partner, Worldspan Technologies Inc.	August 19, 2005
/s/ DAVID F. THOMAS David F. Thomas	Director of each of Worldspan, L.P. and its general partner, Worldspan Technologies Inc.	August 19, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 19, 2005.

WS FINANCING CORP.
By:	/s/ RAKESH GANGWAL
	Name: Title:	Rakesh Gangwal President and Chief Executive Officer and Director

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey C. Smith as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign and file Registration Statement(s) and any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RAKESH GANGWAL Rakesh Gangwal	President and Chief Executive Officer and Director (Principal Executive Officer)	August 19, 2005
/s/ KEVIN W. MOONEY Kevin W. Mooney	Chief Financial Officer (Principal Financial and Accounting Officer)	August 19, 2005
/s/ M. GREGORY O'HARA M. Gregory O'Hara	Executive Vice President—Corporate Planning and Development and Director	August 19, 2005
/s/ SHAEL J. DOLMAN Shael J. Dolman	Director	August 19, 2005

/s/ IAN D. HIGHET Ian D. Highet	Director	August 19, 2005
/s/ JAMES W. LEECH James W. Leech	Director	August 19, 2005
/s/ DEAN G. METCALF Dean G. Metcalf	Director	August 19, 2005
/s/ PAUL C. SCHORR, IV Paul C. Schorr, IV	Director	August 19, 2005
/s/ JOSEPH M. SILVESTRI Joseph M. Silvestri	Director	August 19, 2005
/s/ DAVID F. THOMAS David F. Thomas	Director	August 19, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 19, 2005.

WORLDSPAN IJET HOLDINGS, LLC
WORLDSPAN XOL LLC
WORLDSPAN BBN HOLDINGS, LLC
WORLDSPAN DIGITAL HOLDINGS, LLC
WORLDSPAN STOREMAKER HOLDINGS, LLC
WORLDSPAN VIATOR HOLDINGS, LLC
WORLDSPAN OPENTABLE HOLDINGS, LLC
WORLDSPAN SOUTH AMERICAN HOLDINGS LLC
WORLDSPAN S.A. HOLDINGS II, LLC
By:	/s/ RAKESH GANGWAL
	Name: Title:	Rakesh Gangwal President of each registrant whose name appears above

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey C. Smith as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign and file Registration Statement(s) and any and all pre- or post-effective amendments to such Registration Statement(s), with all exhibits thereto and hereto, and other documents with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RAKESH GANGWAL Rakesh Gangwal	President (Principal Executive Officer) of each registrant whose name appears above and Director of each of Worldspan, L.P. and its general partner, Worldspan Technologies Inc.	August 19, 2005
/s/ KEVIN W. MOONEY Kevin W. Mooney	Chief Financial Officer (Principal Financial and Accounting Officer) of each registrant whose name appears above	August 19, 2005

WORLDSPAN, L.P.	Sole and Managing Member of each registrant whose name appears above	August 19, 2005
By:	/s/ RAKESH GANGWAL Rakesh Gangwal Chairman, President and Chief Executive Officer and Director

/s/ M. GREGORY O'HARA M. Gregory O'Hara	Director of each of Worldspan, L.P. and its general partner, Worldspan Technologies Inc.	August 19, 2005
/s/ SHAEL J. DOLMAN Shael J. Dolman	Director of each of Worldspan, L.P. and its general partner, Worldspan Technologies Inc.	August 19, 2005
/s/ IAN D. HIGHET Ian D. Highet	Director of each of Worldspan, L.P. and its general partner, Worldspan Technologies Inc.	August 19, 2005
/s/ JAMES W. LEECH James W. Leech	Director of each of Worldspan, L.P. and its general partner, Worldspan Technologies Inc.	August 19, 2005
/s/ DEAN G. METCALF Dean G. Metcalf	Director of each of Worldspan, L.P. and its general partner, Worldspan Technologies Inc.	August 19, 2005
/s/ PAUL C. SCHORR, IV Paul C. Schorr, IV	Director of each of Worldspan, L.P. and its general partner, Worldspan Technologies Inc.	August 19, 2005
/s/ JOSEPH M. SILVESTRI Joseph M. Silvestri	Director of each of Worldspan, L.P. and its general partner, Worldspan Technologies Inc.	August 19, 2005
/s/ DAVID F. THOMAS David F. Thomas	Director of each of Worldspan, L.P. and its general partner, Worldspan Technologies Inc.	August 19, 2005

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Table of Additional Registrants
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES